Exhibit 99.1

Caterpillar Financial Services Corporation
4Q 2014 Earnings Release
January 27, 2015

FOR IMMEDIATE RELEASE

Cat Financial Announces 2014 Year-End Results

Full-Year 2014 vs. Full-Year 2013
Cat Financial reported revenues of $2.89 billion for 2014, an increase of $100 million, or 4 percent, compared with 2013. Profit after tax was $535 million, a $22 million, or 4 percent, increase from 2013.
The increase in revenues was primarily due to a $110 million favorable impact from higher average earning assets, partially offset by a $20 million unfavorable impact from lower average financing rates.
Profit before income taxes was $753 million for 2014, compared with $694 million for 2013. The increase was primarily due to a $49 million favorable net impact from higher average earning assets and a $40 million improvement in net yield on average earning assets, partially offset by a $38 million increase in provision for credit losses (largely a result of the absence of a favorable adjustment that occurred during the fourth quarter of 2013).
The provision for income taxes reflects an annual tax rate of 28 percent for 2014, compared with 25 percent for 2013. The 2013 annual tax rate of 25 percent excludes a benefit of $7 million, reflecting the impact of the American Taxpayer Relief Act. The increase in the annual tax rate is primarily due to an unfavorable geographic mix of profits from a tax perspective.
Retail new business volume for 2014 was $12.68 billion, a decrease of $414 million, or 3 percent, from 2013. The decrease was primarily related to lower volume in Mining and Asia, partially offset by increases in North America.
At the end of 2014, past dues were 2.17 percent, compared with 2.81 percent at the end of the third quarter of 2014 and 2.47 percent at the end of 2013. Write-offs, net of recoveries, were $99 million for 2014, compared with $124 million for 2013. Full-year 2014 write-offs, net of recoveries, were 0.35 percent of average annual retail portfolio, compared with 0.46 percent in 2013.

At year-end 2014, Cat Financial's allowance for credit losses totaled $401 million or 1.36 percent of net finance receivables, compared with $387 million or 1.33 percent of net finance receivables at year-end 2013. The overall increase of $14 million in allowance for credit losses during the year reflects a $9 million increase associated with the higher allowance rate and a $5 million increase in allowance due to an increase in the Cat Financial net finance receivables portfolio. The higher allowance rate reflects an allowance increase tied to adverse political and economic developments in several markets that we currently serve, partially offset by write-offs taken in 2014.

Fourth-Quarter 2014 vs. Fourth-Quarter 2013
Cat Financial reported fourth-quarter 2014 revenues of $703 million, a decrease of $8 million, or 1 percent, compared with the fourth quarter of 2013. Fourth-quarter 2014 profit after tax was $108 million, a $50 million, or 32 percent, decrease from the fourth quarter of 2013.
The decrease in revenues was primarily due to a $23 million unfavorable impact from lower average financing rates, partially offset by a $14 million favorable impact from higher average earning assets.
Profit before income taxes was $166 million for the fourth quarter of 2014, compared with $204 million for the fourth quarter of 2013. The decrease was primarily due to $23 million higher provision for credit losses (largely a result of the absence of a favorable adjustment that occurred during the fourth quarter of 2013) and the absence of a $17 million currency gain that occurred during the fourth quarter of 2013.
The provision for income taxes reflects an annual tax rate of 28 percent in the fourth quarter of 2014, compared with 25 percent in the fourth quarter of 2013. The increase in the annual tax rate is primarily due to an unfavorable geographic mix of profits from a tax perspective.
During the fourth quarter of 2014, retail new business volume was $3.31 billion, a decrease of $330 million, or 9 percent, from the fourth quarter of 2013. The decrease was primarily related to lower volume in Mining, Asia and Europe, partially offset by increases in North America.
“We are pleased with the overall performance of our business during 2014 including continued strong portfolio health during the year,” said Kent Adams, president of Cat Financial and vice president with responsibility for the Financial Products Division of Caterpillar Inc. “With our ongoing focus on expanding our ability to serve customers globally through financial services excellence, we remain well-positioned to serve the needs of Caterpillar, Cat dealers and our growing customer base worldwide.”
For over 30 years, Cat Financial, a wholly owned subsidiary of Caterpillar Inc., has been providing financial service excellence to customers. The company offers a wide range of financing alternatives to customers and Cat® dealers for Cat machinery and engines, Solar® gas turbines and other equipment and marine vessels. Cat Financial has offices and subsidiaries located throughout North and South America, Asia, Australia and Europe, with its headquarters in Nashville, Tennessee.

Caterpillar contact: Rachel Potts, 309-675-6892 or 309-573-3444, Potts_Rachel_A@cat.com

STATISTICAL HIGHLIGHTS:

FOURTH-QUARTER 2014 VS. FOURTH-QUARTER 2013
(ENDED DECEMBER 31)
(Millions of dollars)

	2014	2013	CHANGE
Revenues	$703	$711	(1)%
Profit Before Income Taxes	$166	$204	(19)%
Profit After Tax	$108	$158	(32)%
Retail New Business Volume	$3,308	$3,638	(9)%
Total Assets	$35,176	$35,114	—%

FULL-YEAR 2014 VS. FULL-YEAR 2013
(ENDED DECEMBER 31)
(Millions of dollars)

	2014	2013	CHANGE
Revenues	$2,885	$2,785	4%
Profit Before Income Taxes	$753	$694	9%
Profit After Tax	$535	$513	4%
Retail New Business Volume	$12,676	$13,090	(3)%

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this earnings release may be considered "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may relate to future events or our future financial performance, which may involve known and unknown risks and uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by any forward-looking statements. From time to time, we may also provide forward-looking statements in oral presentations to the public or in other materials we issue to the public. Forward-looking statements give current expectations or forecasts of future events about the company. You may identify these statements by the fact that they do not relate to historical or current facts and may use words such as "believes," "expects," "estimates," "anticipates," "will," "should," "plan," "project," "intend," "could" and similar words or phrases. These statements are only predictions. Actual events or results may differ materially due to factors that affect international businesses, including changes in economic conditions and disruptions in the global financial and credit markets, and changes in laws and regulations (including regulations implemented under the Dodd-Frank Wall Street Reform and Consumer Protection Act) and political stability, as well as factors specific to Cat Financial and the markets we serve, including the market's acceptance of our products and services, the creditworthiness of our customers, interest rate and currency rate fluctuations and estimated residual values of leased equipment. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Moreover, we do not assume responsibility for the accuracy and completeness of those statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our amended annual report on Form 10-K/A for the fiscal year ended December 31, 2013 and similar sections in our quarterly reports on Form 10-Q, that describe risks and factors that could cause results to differ materially from those projected in the forward-looking statements. Cat Financial undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.